EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Patriot National Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Steven Sugarman and Carlos P. Salas, the Chief Executive Officer and the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steven Sugarman
Steven Sugarman
President and Chief Executive Officer

/s/ Carlos P. Salas
Carlos P. Salas
Executive Vice President and Chief Financial Officer
[August 14, 2026]
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
The foregoing certification is being furnished to the Securities and Exchange Commission and shall not be considered filed as part of the Report.